EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS

                           Consent of Independent Auditors


          We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-57896 and Form S-3 No. 333-44805) and each related Prospectus pertaining to the 1982 Stock Option Plan, 1992 Stock Option Plan, Non-Qualified Stock Option Plan Agreements and Consultant Agreement and the registration of 6,394,690 shares of common stock of CompuMed, Inc., of our report dated November 20, 1998, with respect to the consolidated financial statements of CompuMed, Inc. and subsidiaries included in its Annual Report (Form 10-KSB) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.


                                                       Ernst & Young LLP



          Los Angeles, California
          December 22, 1998